UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 24, 2020

INFINITY DISTRIBUTION, INC.

 (Exact name of registrant as specified in charter)

Nevada	000-55018	47-3900562
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3311 S Rainbow Blvd., #135

Las Vegas, NV 89146

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (702) 918-3198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

SECTION 8 - Other Events

Item 8.01 Other Events.

(i)

The 10Q and 10K last reports filed by Infinity Distribution Inc,

For Quarter ending Feb 2019 was filed May 1, 2020

Annual Audit ending May 31 2018 was filed September 9, 2018

The subsequent delayed 10Q and 10K reports were then stalled as the company encountered predicaments brought by the Covid19 pandemic starting in February 2020.

(ii)

As a result the subsequent pending reports to be filed consist as follows:

May 31, 2019 annual 10K	May 31, 2020 annual 10K
August 31, 2019 quarterly 10Q	February 28, 2020 quarterly 10Q
November 30, 2019 quarterly 10Q	August 31, 2020 quarterly 10Q

The company encountered difficulty of pursuing the delinquent reports to make it current due to failure of closing business deals in achieving revenues and cashflow funds and/or investors private placement memorandum funds. And as well as lack of manpower and available professional services needed.

(iii)

It is the company’s goal, objective, and plan to pursue the filing of the aforementioned delinquent reports to further its current filing status as soon as the pandemic condition will set back to new normal condition.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

16.1	Letter to Securities and Exchange Commission from Infinity Distribution Inc. Dated November 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INFINITY DISTRIBUTION, INC.

Date: November 23, 2020	By:	/s/ Raul Mansueto
	Name:	Raul Mansueto
	Title:	Principal Executive Officer